For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com


                                           HOLD FOR RELEASE:
                                           6:30 P.M. EASTERN TIME
                                           Thursday, October 28, 2004

        A&B REPORTS 3RD QUARTER 2004 EARNINGS OF $24.8 MILLION
        ------------------------------------------------------
                3rd Quarter Net Income Up 14 Percent

         Honolulu (October 28, 2004) -- Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported third quarter 2004 net income of $24,800,000, or $0.58 per fully diluted share. Net income in the third quarter of 2003 was $21,700,000, or $0.52 per fully diluted share. Revenue in the third quarter of 2004 was $384,200,000, compared with revenue of $316,300,000 in the third quarter of 2003.

         Net income for the first nine months of 2004 was $82,000,000, or $1.91 per fully diluted share. For the first nine months of 2003, the Company reported net income of $62,500,000, or $1.50 per fully diluted share. Revenue in the first nine months of 2004 was $1,105,000,000, compared with $903,500,000 in the first nine months of 2003.

COMMENTS ON 3RD QUARTER, OUTLOOK

         "Having earned $82 million over the first three quarters of 2004, we already have surpassed the $81.3 million achieved in all of 2003. Alexander & Baldwin is having an outstanding year," said Allen Doane, president and chief executive officer of A&B. "Matson and A&B Properties are achieving results that have exceeded our expectations. Matson had a particularly strong third quarter, in spite of rapidly increasing fuel prices and operational difficulties associated with the widely reported labor shortage problems in Southern California.

         "Although it still is a small part of our transportation business, our logistics service company, Matson Integrated Logistics, had a more than 50 percent increase in quarterly profitability. The real estate business is doing quite well, with the commercial leasing portfolio up and property sales about where we expected them in the quarter. As noted in the second quarter A&B report, most of the property sales expected to close this year took place in the first half.

         "Several additional comments will provide perspective on the Company's current and expected performance. First, Matson's results always should be considered in light of the substantial amount of capital we have committed to that business. With the addition of two new ships to the Matson fleet in the past year, our net property committed to the shipping business increased by 40 percent. Although recent results are quite favorable, the capital invested to achieve those results has grown significantly.

         "Matson will be experiencing increased challenges as we decide how best to provide service to Guam, where our current alliance agreement with APL expires in early 2006, and in preparing for the entry of an auto carrier competitor in Hawaii sometime in 2005.

         "We cannot predict the level of our future investment in new real estate projects, though our results over the last few years have been outstanding. Hawaii's real estate market has recovered in dramatic fashion, but the resulting demand and competition for Hawaii real estate have made it more difficult for us to find attractive investments. We were pleased to make two key investment commitments in the third quarter--to buy a high-rise condominium site near downtown Honolulu and to increase our equity investment and ownership in the Kukui'ula project on Kauai, a thousand-acre master planned residential resort community.

         "Hawaii's economy is growing at a healthy rate, which appears sustainable for the next several years. You can rest assured that the Company will do all it can to continue to improve and provide value to our customers, community and to our shareholders."

TRANSPORTATION--OCEAN TRANSPORTATION
---------------------------------------------------------------------------
                                        Quarter Ended September 30
---------------------------------------------------------------------------
Dollars in Millions               2004              2003         Change
---------------------------------------------------------------------------
  Revenue                       $ 215.0          $ 191.6          12%
  Operating Profit              $  33.0          $  25.1          31%
---------------------------------------------------------------------------
Volume (Units)
---------------------------------------------------------------------------
  Hawaii Containers              43,600           41,300           6%
  Hawaii Automobiles             32,400           29,900           8%
  Guam Containers                 4,400            4,700          -6%
---------------------------------------------------------------------------

         Ocean Transportation revenue of $215.0 million for the third quarter of 2004 was $23.4 million, or 12 percent, higher than the third quarter of 2003. This increase was due to higher Hawaii container and auto volume, improved yields and cargo mix, and increases in the bunker fuel surcharge. Total Hawaii container volume was six percent higher than the third quarter of 2003. Total Hawaii automobile volume was eight percent higher, the first positive quarterly comparison of the year. Cargo growth reflects Hawaii's stronger economic growth and, especially, the continuing high level of construction activity.

         Operating profit of $33.0 million was $7.9 million, or 31 percent, higher than the third quarter of 2003. This improvement was primarily the result of the factors that increased revenue, plus the absence of an excise tax accrual that took place in 2003, a gain on the sale of a minority interest in a Puerto Rico shipping investment, and lower administrative and employee benefit costs. These positive factors were partially offset by higher fuel costs, higher vessel operating expenses and higher vessel depreciation due to the two new ship additions to the Matson fleet. Matson operated one additional ship for most of the quarter and a second additional ship for part of September to help offset the effect of shoreside labor shortages in Southern California.

------------------------------------------------------------------------------
                                       Nine Months Ended September 30
------------------------------------------------------------------------------
Dollars in Millions               2004            2003          Change
------------------------------------------------------------------------------
  Revenue                       $ 619.6         $ 577.0            7%
  Operating Profit              $  83.0         $  60.4           37%
------------------------------------------------------------------------------
Volume (Units)
------------------------------------------------------------------------------
  Hawaii Containers             123,700         120,200            3%
  Hawaii Automobiles            110,300         109,000            1%
  Guam Containers                13,200          13,700           -4%
------------------------------------------------------------------------------

         Ocean Transportation revenue of $619.6 million for the first nine months of 2004 was $42.6 million, or seven percent, higher than the first nine months of 2003. This increase was due to improved yields and cargo mix, higher Hawaii cargo volume, increases in the fuel surcharge and vessel charters. Hawaii container cargo rose three percent and automobiles by one percent in the first nine months of 2004 compared with the first nine months of 2003.

         Operating profit of $83.0 million was $22.6 million, or 37 percent, higher than the first nine months of 2003. This improvement was primarily the result of the factors that increased revenue, plus the absence of the excise tax accrual that took place in 2003, lower administrative and employee benefit costs, and the gain on sale of a minority interest in a Puerto Rico shipping investment. All of these factors were partially offset by higher fuel costs, added vessel operating expenses, higher cargo handling costs and depreciation.

TRANSPORTATION--LOGISTICS SERVICES
------------------------------------------------------------------------------
                                   Quarter Ended September 30
------------------------------------------------------------------------------
Dollars in Millions           2004              2003         Change
------------------------------------------------------------------------------
  Revenue                    $ 99.5            $ 60.8          64%
  Operating Profit           $  2.2            $  1.4          57%
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                  Nine Months Ended September 30
------------------------------------------------------------------------------
Dollars in Million            2004              2003         Change
------------------------------------------------------------------------------
  Revenue                    $ 267.1           $ 169.2         58%
  Operating Profit           $   5.8           $   3.3         76%
------------------------------------------------------------------------------

         Strong growth in revenue and operating profit for the third quarter and first nine months of 2004 in the logistics services business was mainly the result of increased customer volume. That increase was due both to an acquisition in late 2003 and unit growth in virtually all parts of the business--domestic, international, highway and airfreight.

PROPERTY DEVELOPMENT & MANAGEMENT--LEASING
------------------------------------------------------------------------------
                                     Quarter Ended September 30
------------------------------------------------------------------------------
Dollars in Millions           2004              2003         Change
------------------------------------------------------------------------------
  Revenue                    $ 20.9            $ 20.3           3%
  Operating Profit           $ 10.1            $  9.1          11%
------------------------------------------------------------------------------
Occupancy Rates
------------------------------------------------------------------------------
  Mainland                      95%               96%          -1%
  Hawaii                        90%               90%           --
------------------------------------------------------------------------------

         Before removing amounts treated as discontinued operations, property leasing revenue for the third quarter of 2004 was $600,000, or three percent, higher than in the third quarter of 2003. Operating profit was $1 million, or 11 percent, higher. Slightly lower occupancies in the Mainland commercial leasing portfolio were more than offset by higher contributions from replacement properties and higher rental rates for certain Hawaii properties. Higher operating profit also was due to those factors, plus higher royalties for sand-quarry activities on leased acreage and a repair cost incurred in 2003 for a Honolulu office building.

------------------------------------------------------------------------------
                                Nine Months Ended September 30
------------------------------------------------------------------------------
Dollars in Millions          2004           2003          Change
------------------------------------------------------------------------------
  Revenue                   $ 62.1         $ 60.0           4%
  Operating Profit          $ 28.8         $ 27.2           6%
------------------------------------------------------------------------------
Occupancy Rates
------------------------------------------------------------------------------
  Mainland                     94%            93%           1%
  Hawaii                       90%            90%           --
------------------------------------------------------------------------------

         Before removing amounts treated as discontinued operations, growth in property leasing revenue and operating profit in the first nine months of 2004 reflected higher occupancies in the Mainland commercial leasing portfolio, higher rental rates and quarry royalties, higher contributions from replacement properties and the 2003 repair cost mentioned above.

PROPERTY DEVELOPMENT & MANAGEMENT--SALES
-----------------------------------------------------------------------------
                                 Quarter Ended September 30
-----------------------------------------------------------------------------
Dollars in Millions          2004             2003         Change
-----------------------------------------------------------------------------
  Revenue                   $ 11.6           $ 10.4          12%
  Operating Profit          $  2.5           $  2.6          -4%
-----------------------------------------------------------------------------

         As anticipated, sales in the third quarter were below the pace of 2004's first and second quarters. A significant portion of the sales expected during 2004 took place in the first half of the year.

         Sales during the third quarter of 2004 included seven floors of an office condominium for $7.6 million and three Maui and Oahu commercial lots for a total of $2.8 million. By comparison, sales during the third quarter of 2003 included the sales of 15 resort residential lots on Maui for $5.6 million and six commercial lots on Oahu for $3.0 million. Operating profit for 2003 also included the Company's share of earnings in two real estate joint ventures.

------------------------------------------------------------------------------
                                   Nine Months Ended September 30
------------------------------------------------------------------------------
Dollars in Millions              2004           2003         Change
------------------------------------------------------------------------------
  Revenue                       $ 80.0         $ 53.5          50%
  Operating Profit              $ 34.9         $ 21.1          65%
------------------------------------------------------------------------------

         Sales during the first nine months of 2004 included 33 Maui and Oahu commercial properties for $24 million, three residential development parcels for $13.8 million, 15-1/2 office condominium floors for $17.4 million and 28 residential properties for $23.2 million. Operating profit for 2004 also included the Company's share of earnings in three real estate joint ventures.

         By comparison, sales during the first nine months of 2003 included a shopping center in Nevada for $23.5 million, 16 Maui and Oahu commercial properties for $18.3 million, and 23 residential properties for $9.2 million. Operating profit for 2003 also included the Company's share of earnings in two real estate joint ventures.

         Few property sales are expected during the fourth quarter of 2004. Although sales activities for inventoried and income-producing property are ongoing, nearly all of the sales expected to close during 2004 have taken place already.

         There were no sales of property during the third quarter of 2004 or 2003 that resulted in discontinued operations. Leasing revenue and operating profit for the two quarters included one commercial property in California that the Company intends to sell.

         Discontinued operations for the first nine months of 2004 included the sale, for $1.0 million, of a Maui property and the leasing income from the above-mentioned commercial property in California. Sales in 2003 that were classified as discontinued operations included the sales of the Nevada property and five commercial properties on Maui.

FOOD PRODUCTS
------------------------------------------------------------------------------
                                     Quarter Ended September 30
------------------------------------------------------------------------------
Dollars in Millions           2004             2003         Change
------------------------------------------------------------------------------
  Revenue                    $ 38.3           $ 33.6          14%
  Operating Profit           $  0.6           $  0.4          50%
------------------------------------------------------------------------------
Tons Sugar Produced          77,500           68,600          13%
------------------------------------------------------------------------------

         Food Products revenue rose $4.7 million, or 14 percent, in the third quarter of 2004 compared with 2003, due mainly to higher raw sugar production and sales, and continued higher power sales. In an effort to recover from the production shortfall of 22,700 tons in the first half of the year, about 8,900 more tons of raw sugar were harvested in this year's third quarter. The benefit of greater sugar sales volume was offset, in part, by sugar prices that were about seven percent below 2003.

         Operating profit for the third quarter of 2004 was low, but it exceeded the third quarter of 2003. The margin on 2004 raw sugar sales is very low, due to unit costs that anticipate low full-year production and increasing costs.


-------------------------------------------------------------------------------
                                     Nine Months Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions              2004            2003          Change
-------------------------------------------------------------------------------
  Revenue                      $ 80.6          $ 83.6            -4%
  Operating Profit             $  3.5          $  4.6           -24%
-------------------------------------------------------------------------------
Tons Sugar Produced            142,400         156,200           -9%
-------------------------------------------------------------------------------

         Food Products revenue and operating profit declined in first nine months of 2004 compared with 2003, due mainly to nine-percent lower sugar production and low sales prices. The benefits of higher electrical power sales and prices, and stronger food-grade sugar and roasted coffee sales were more than outweighed by the lower raw sugar production and sales prices. Sugar production for 2004 was affected adversely early in the year by wet field conditions and poorly burnt cane. First nine-month power sales of $10.7 million were 56 percent higher than the first nine months of 2003.

         Full-year 2004 operating profit for Food Products still is expected to be less than the $5 million booked last year due to the lower raw sugar production and continuing low sugar prices. 2004 production could drop about five percent below the 206,000 tons produced in 2003.

CORPORATE EXPENSE

         Corporate expenses rose by $3.3 million between the third quarter of 2003 and the comparable period of 2004, and by $4.1 million over the first nine months of both years. The increases were due principally to expenses of Sarbanes-Oxley compliance preparations and also to an increase in incentive bonus accruals.

BALANCE SHEET COMMENTS

         During the third quarter of 2004, Matson took delivery of a new vessel. Subsequent and related to the delivery and financing of the ship, Matson retired $100 million of commercial paper notes. The combination of those steps accounts for virtually all of the $140 million reduction in the capital construction fund balance and the $100 million reduction in long-term debt.


CASH FLOW COMMENTS

        Comparing the first nine months of 2004 with that of 2003, operating cash flows increased by $9 million. The net $140 million withdrawn from the capital construction fund and the net $78 million decrease in debt also reflect the ship delivery, financing and the retirement of commercial paper.

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.





                         ALEXANDER & BALDWIN, INC.
                         -------------------------
             2004 and 2003 Third-Quarter and Nine-Months Results
             ---------------------------------------------------

                                                   2004                2003
                                                   ----                ----
 Three Months Ended September 30
 -------------------------------
 Revenue                                        $384,200,000       $316,300,000
 Income From Continuing Operations               $24,600,000        $21,500,000
 Discontinued Operations:  Properties1              $200,000           $200,000
 Net Income                                      $24,800,000        $21,700,000
 Basic Share Earnings
      Continuing Operations                            $0.58              $0.52
      Net Income                                       $0.58              $0.52
 Diluted Share Earnings
      Continuing Operations                            $0.58              $0.52
      Net Income                                       $0.58              $0.52
 Average Shares Outstanding                       42,500,000         41,600,000
 Diluted Average Shares Outstanding               43,000,000         41,900,000

 Nine Months Ended September 30:
 ------------------------------
 Revenue                                      $1,105,000,000       $903,500,000
 Income From Continuing Operations               $80,600,000        $50,700,000
 Discontinued Operations:  Properties1            $1,400,000        $11,800,000
 Net Income                                      $82,000,000        $62,500,000
 Basic Share Earnings
      Continuing Operations                            $1.90              $1.22
      Net Income                                       $1.93              $1.51
 Diluted Share Earnings
      Continuing Operations                            $1.88              $1.22
      Net Income                                       $1.91              $1.50
 Average Shares Outstanding                       42,500,000         41,500,000
 Diluted Average Shares Outstanding               43,000,000         41,700,000


1 "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.


                                        Industry Segment Data, Net Income
                                        ---------------------------------
                                 (In Millions, Except Per Share Amounts, Unaudited)

                                                           Three Months Ended              Nine Months Ended
                                                           ------------------              -----------------
                                                              September 30,                   September 30,
                                                              -------------                   -------------
                                                           2004            2003            2004            2003
                                                           ----            ----            ----            ----
Revenue:
--------
  Transportation
      Ocean Transportation                              $    215.0      $    191.6      $    619.6      $    577.0
      Logistics Services                                      99.5            60.8           267.1           169.2
  Property Development & Management
      Leasing                                                 20.9            20.3            62.1            60.0
      Sales                                                   11.6            10.4            80.0            53.5
      Less Amounts Reported In
         Discontinued Operations                              (0.4)           (0.4)           (2.3)          (39.8)
  Food Products                                               38.3            33.6            80.6            83.6
  Inter-segment Revenue                                       (0.7)           -               (2.1)           -
                                                        ----------      ----------      ----------      ----------
      Total Revenue                                     $    384.2      $    316.3      $  1,105.0      $    903.5
                                                        ==========      ==========      ==========      ==========

Operating Profit, Net Income:
-----------------------------

  Transportation
      Ocean Transportation                              $     33.0      $     25.1      $     83.0      $     60.4
      Logistics Services                                       2.2             1.4             5.8             3.3
  Property Development & Management
      Leasing                                                 10.1             9.1            28.8            27.2
      Sales                                                    2.5             2.6            34.9            21.1
      Less Amounts Reported In
         Discontinued Operations                              (0.3)           (0.3)           (2.2)          (19.0)
  Food Products                                                0.6             0.4             3.5             4.6
                                                        ----------      ----------      ----------      ----------
      Total Operating Profit                                  48.1            38.3           153.8            97.6
  Interest Expense                                            (3.1)           (3.1)           (9.5)           (8.1)
  Corporate Expenses                                          (5.3)           (2.0)          (14.3)          (10.2)
                                                        ----------      ----------      ----------      ----------
      Income From Continuing Operations
         Before Income Taxes                                  39.7            33.2           130.0            79.3
  Income Taxes                                               (15.1)          (11.7)          (49.4)          (28.6)
                                                        ----------      ----------      ----------      ----------
  Income From Continuing Operations                           24.6            21.5            80.6            50.7
      Discontinued Operations: Properties                      0.2             0.2             1.4            11.8
                                                        ----------      ----------      ----------      ----------

  Net Income                                            $     24.8      $     21.7      $     82.0      $     62.5
                                                        ==========      ==========      ==========      ==========

  Basic Earnings Per Share, Continuing Operations       $     0.58      $     0.52      $     1.90      $     1.22
  Basic Earnings Per Share, Net Income                  $     0.58      $     0.52      $     1.93      $     1.51
  Diluted Earnings Per Share, Net Income                $     0.58      $     0.52      $     1.91      $     1.50

  Average Shares                                              42.5            41.6            42.5            41.5
  Diluted Shares                                              43.0            41.9            43.0            41.7



                        Consolidated Balance Sheets
                        ---------------------------
                               (In Millions)

                                       September 30,            December 31,
                                       -------------            ------------
                                            2004                    2003
                                            ----                    ----
                                                     (Unaudited)
ASSETS
Current Assets                          $       288             $       247
Investments                                     100                      68
Real Estate Developments                         74                      77
Property, Net                                 1,150                   1,079
Capital Construction Fund                        25                     165
Other Assets                                    123                     124
                                        -----------             -----------
                  Total                 $     1,760             $     1,760
                                        ===========             ===========

LIABILITIES & EQUITY
Current Liabilities                     $       239             $       183
Long-Term Debt                                  230                     330
Post-Retirement Benefit Obligs.                  45                      44
Other Long-Term Liabilities                      36                      36
Deferred Income Taxes                           334                     356
Shareholders' Equity                            876                     811
                                        -----------             -----------
                  Total                 $     1,760             $     1,760
                                        ===========             ===========


                    Consolidated Statements of Cash Flows
                    -------------------------------------
                               (In Millions)

                                                   Nine Months Ended
                                                   -----------------
                                                      September 30,
                                                      -------------
                                            2004                    2003
                                            ----                    ----
                                                    (Unaudited)
Operating Cash Flows                    $       124             $       115
Capital Expenditures                           (135)                   (130)
CCF Withdrawals, Net                            140                      38
Proceeds From Issuance of
    (Payment of) Debt, Net                      (78)                     93
Repurchases of Capital Stock                     (2)                    -
Dividends Paid                                  (29)                    (28)
All Other, Net                                    9                     (64)
                                        -----------             -----------
Increase/(Decrease) In Cash             $        29             $        24
                                        ===========             ===========

Depreciation                            $       (59)            $       (52)
                                        ===========             ===========